Exhibit 10.4

Agreement for
temporary, reimbursable financial aid

Almaty City	September 28, 2008

SM MARKET RETAIL Limited Liability Partnership hereinafter referred to as Party 1, represented  by its Director, Ms. F.I. Yazdigani, acting on the basis of the Charter, on one hand, and

ELIKA Limited Liability Partnership hereinafter referred to as Party 2, represented by its Director, Mr. Ye.V. Papanov, acting on the basis of the Charter, on the other hand, hereinafter jointly referred to as the Parties and severally as the Party, have entered this Agreement on the following:

1.      Subject of the Agreement
 1.1. Party 1 agrees to render temporary, reimbursable interest-free financial aid to Party 2, and Party 2 agrees to repay the financial aid by deadlines, in the amount and on terms set forth in this Agreement.
 1.2. Party 1 shall render the temporary financial aid to Party 2 with the view of replenishment of the working capital.

2. Repayment of the financial aid
2.1. Party 2 agrees to repay the financial aid by September 30, 2010.
2.2. The temporary aid repayment procedure may be agreed by the Parties additionally by elaborating and signing the Supplementary Agreement which will be an integral part hereof.

3. Rights and obligations of the Parties
3.1. Party 1 agrees to provide to Party 2 funds, in tranches, in the amount of KZT 2,550,000,000 (two billion five hundred fifty million tenge) within three (3) months, in way that shall not contradict to the current laws of the Republic of Kazakhstan.
3.2. If Party 2 fails to comply with its commitments related to the target use of the rendered temporary financial aid, or fails to fulfill its obligations stipulated in Clause 1.2. hereof, Party 1 shall be entitled to repudiate this Agreement to the extent of the non-rendered temporary financial aid and to demand from Party 2 to repay the rendered temporary financial aid ahead of schedule.

4. Responsibilities of the Parties
4.1. The Parties shall be responsible for failure to fulfill or improper fulfillment of their respective obligations, in accordance with the current laws of the Republic of Kazakhstan.

5. Representations and guarantees
5.1. The Parties herewith represent and guarantee that:
5.1.1. in accordance with the laws of the Republic of Kazakhstan they are entitled to sign this Agreement on behalf of themselves and bear responsibilities hereunder;
5.1.2. this Agreement has been duly authorized and is fulfilled by them, and is the Parties’ valid and binding obligation to be discharged in accordance with provisions hereof;
5.1.3. subscribers to this Agreement are authorized and entitled to sign this Agreement;
5.1.4. as of the date of signing hereof, legal capacity of subscribers to this Agreement is not limited, they are not intoxicated by drugs, toxic substances or alcohol, and their health status enables them to exercise and protect their rights, as well as discharge their obligations; that they do not suffer from any diseases that could prevent them from realizing the essence of the signed Agreement, as well as confirm that they are not misled, deceived, subject to violence, threat, malicious collusion or a set of heavy circumstances.

6. Force Majeure
6.1.  The Parties shall bear no responsibility for complete or partial failure to fulfill their respective obligations, or for delays in fulfillment thereof hereunder, when such failure is caused by an act of God (a force majeure).
6.2. Force majeure circumstances include any events being beyond the reasonable control of the Parties and which prevent the Parties from fulfilling their respective obligations, provided that such circumstances  have had direct impact on the Party’s /Parties’ proper fulfillment of its/their obligations hereunder.

6.3. The force majeure circumstances include wars, strikes, social disorders, earthquakes, fires, storms, and floods. The above list of force majeure circumstances shall be exhaustive.
6.4. In case of a force majeure circumstance a Party suffered from it shall promptly notify the other Party in writing, stating the data of occurrence and description of such force majeure circumstance.
6.5. The information of the force majeure shall be verified by a document issued by the authorized body.
6.6. If duration of the force majeure circumstance exceeds one year, the Parties agree to negotiate in order to achieve a mutually acceptable decision.

7.      Dispute settlement
7.1. Any discrepancies and disputes arising in the course of fulfillment of this Agreement or related hereto shall be considered by the Parties on an interim basis in an amicable way in order to achieve mutually acceptable decisions.
7.2. Any disputes that are not settled within five days shall be subject to consideration by the Almaty City Court as per the procedure established by the current laws of the Republic of Kazakhstan.

8.      Supplementary conditions
8.1.  Any changes or amendments to this Agreement shall be valid only when they are made in writing and signed by the Parties’ authorized representatives.
8.2.  A unilateral repudiation of this Agreement and a unilateral change and/or amendment to this Agreement is forbidden, save in cases provided for hereby.
8.3. Any appendixes, as well as changes and amendments to this Agreement shall be valid only when they are made in writing and signed by the Parties hereto, the Parties’ seals affixed. Any changes and amendments to this Agreement shall be made by the Parties signing a supplementary agreement. All appendixes to this Agreement shall be an integral part hereof.
8.4. All orders, notifications and any other notices sent by the Parties hereunder shall be made in writing, signed by the authorized person and shall bear the sending Party’s seal. Such documents shall be deemed sent properly, when they are sent by mail, through a courier or by fax.
8.5. The Parties guarantee confidentiality of this Agreement, character of mutual relations between the Parties, as well as the information and documentation received by the Parties in the course of fulfillment hereof.
8.6. Preliminary negotiations and correspondence pertaining to this Agreement shall be deemed void from the date of signing of this Agreement.
8.7. The Parties shall not be entitled to assign this Agreement to any third parties without the other Party’s written consent. Failure to comply with this provision will entitle either Party to repudiate this Agreement.
8.8. The Parties shall inform each other of any change to their addresses and bank details.

9.      Confidentiality
9.1. Either Party hereto agrees to treat any financial, commercial, and other information received from the other Party as strictly confidential.
9.2.  The confidential information may be disclosed to the third parties, published or made public only subject to the other Party’s written consent or by request of the bodies and officials directly authorized by the laws of the Republic of Kazakhstan to receive such information.

10.      Concluding provisions
10.1. With respect to any other issues that are not directly covered by this Agreement, the Parties shall be governed by the current laws of the Republic of Kazakhstan.
10.2. This Agreement shall take effect from the date of its signing and remain in effect until the Parties fulfill all their respective obligations hereunder.
10.3.  This Agreement is made and signed in two copies having equal legal effect, one copy for each of the Parties.

11. Addresses and bank details of the Parties

Party 1

SM MARKET RETAIL LLP
Address: 1/10, Astana microdistrict, Almaty,
TRN 600900584869
a/c 035467997
with Sberbank Rossii BB JSC
KBE 724, BIC 190501914

Director
/Signature/________________ F.I. Yazdigani

Locus Sigilli

Party 2

Elika LLP
Address: apartment 37, building 57, microdistrict 1, Almaty
TRN: 600900165637
a/c  063467810
with Kazkommertsbank JSC, Almaty
BIC: 190501724

Director
Signature/________________Ye.V. Papanov

Locus Sigilli